UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2013

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52013	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2013 (the “Closing Date”), Town Sports International, LLC (the “Borrower”), an indirect wholly-owned subsidiary of Town Sports International Holdings, Inc. (the “Company”), entered into a new senior secured credit agreement (the “2013 Credit Agreement”), among the Borrower, TSI Holdings II, LLC, a newly-formed, wholly-owned subsidiary of the Company (“Holdings II”), as a Guarantor, the lenders party thereto, Deutsche Bank AG, New York Branch, as Administrative Agent, and Keybank National Association, as Syndication Agent. The 2013 Credit Agreement refinances in full the Borrower’s existing Credit Agreement, dated as of May 11, 2011 (as had been amended from time to time, the “Existing Credit Agreement”), among the Borrower, the Company, as a Guarantor, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent.

The 2013 Credit Agreement consists of a $325.0 million term loan facility (the “Term Loan Facility”), funded in full on the Closing Date, and a $45.0 million revolving loan facility (“Revolving Loan Facility”). The Term Loan Facility was issued at an original issue discount (“OID”) of 0.5%. The proceeds from the Term Loan Facility were used to repay all amounts outstanding under the Existing Credit Agreement and to pay related fees and expenses. None of the Revolving Loan Facility was drawn upon as of the Closing Date.

The Term Loan Facility matures on November 15, 2020, and the Revolving Loan Facility matures on November 15, 2018.

The borrowings under the 2013 Credit Agreement are guaranteed and secured by assets and pledges of capital stock by Holdings II, the Borrower and, subject to certain customary exceptions, the wholly-owned domestic subsidiaries of the Borrower.

Borrowings under the Term Loan Facility and the Revolving Loan Facility, at the Borrower’s option, bear interest at either the administrative agent’s base rate plus 2.5% or a LIBOR rate adjusted for certain additional costs (the “Eurodollar Rate”) plus 3.5%, each as defined in the 2013 Credit Agreement. The Eurodollar Rate has a floor of 1.00% and the base rate has a floor of 2.00% with respect to the outstanding term loans. Commencing with the last business day of the Borrower’s fiscal quarter ending March 31, 2014, the Borrower is required to pay 0.25% of the principal amount of the term loans each quarter, which may be reduced by voluntary prepayments.

The Borrower may prepay the Term Loan Facility and Revolving Loan Facility without premium or penalty in accordance with the 2013 Credit Agreement except that a prepayment premium of 1.0% is payable for any prepayments made prior to May 15, 2014 in connection with a repricing transaction that reduces the effective yield of the initial term loans. Mandatory prepayments are required relating to certain asset sales, insurance recovery and incurrence of certain other debt and commencing in 2015 in certain circumstances relating to cash flow for the prior fiscal year in excess of certain expenditures. The applicable excess cash flow repayment percentage is 50% when the total leverage ratio, as defined in the 2013 Credit Agreement exceeds 2.50:1.00; 25% when the total leverage ratio is greater than 2.00:1.00 but less than or equal to 2.50:1.00 and 0% when the total leverage ratio is less than or equal to 2.00:1.00.

The terms of the 2013 Credit Agreement provide for a financial covenant in the situation where the utilization of the revolving loan commitments (other than letters of credit up to $5,500,000 at any time outstanding) exceeds 25% of the commitment. In such event, the Borrower is required to maintain a total leverage ratio, as defined in the 2013 Credit Agreement, of no greater than 4.50:1.00.

The 2013 Credit Agreement also contains certain affirmative and negative covenants, including covenants that may limit or restrict the Borrower and Holdings II’s ability to, among other things, incur indebtedness and other liabilities; create liens; merge or consolidate; dispose of assets; make investments; pay dividends and make payments to shareholders; make payments on certain indebtedness; and enter into sale leaseback transactions, in each case, subject to certain qualifications and exceptions.

The 2013 Credit Agreement also includes customary events of default (including non-compliance with the covenants or other terms of the 2013 Credit Agreement) which may allow the lenders to terminate the commitments under the Revolving Loan Facility and declare all outstanding Term Loans and Revolving Loans immediately due and payable and enforce its rights as a secured creditor.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the 2013 Credit Amendment and related documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and are incorporated herein by reference.

In connection with entering into the 2013 Credit Agreement, the Borrower amended and restated the interest rate swap arrangement it initially entered into in July 2011 (and amended in August 2012 and November 2012). Effective as of November 15, 2013, the closing date of the 2013 Credit Agreement, the swap will have a notional amount of $160 million and will mature on May 15, 2018. The swap will effectively convert $160 million of variable-rate debt under the 2013 Credit Agreement to a fixed rate of 5.38%, when including the applicable 3.50% margin.

Item 1.02. Termination of a Material Definitive Agreement.

On November 15, 2013, the Borrower terminated its Existing Credit Agreement and replaced it with the 2013 Credit Agreement when it repaid all outstanding borrowings under the Existing Credit Agreement. The Existing Credit Agreement provided for revolving commitments of $50 million maturing on May 11, 2016, as well as term loans, which has an aggregate amount of approximately $315.7 million outstanding as of September 30, 2013), maturing over a period ending May 11, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 1.02 is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the last sentence of Item 8.01 is incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure.

On November 15, 2013, the Company issued a press release announcing the declaration of the Dividend (as defined below). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Board of Directors of the Company declared a quarterly dividend of $0.16 per share (the “Dividend”). The Dividend is payable on December 5, 2013 to stockholders of record at the close of business on November 26, 2013. The aggregate amount of the payment to be made in connection with the Dividend will be approximately $3.7 million, based upon shares of common stock outstanding as of November 13, 2013. The Board of Directors also authorized the payment to optionholders, including our named executive officers, of a cash bonus of $0.16 for each vested, in-the-money outstanding stock option.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Item	Description

10.1	Credit Agreement, dated as of November 15, 2013, among Town Sports International, LLC, TSI Holdings II, LLC, the lenders party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and Keybank National Association, as Syndication Agent.

10.2	Subsidiaries Guaranty, dated as of November 15, 2013, among each of the Guarantors party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent.

10.3	Pledge Agreement dated as of November 15, 2013, among the Borrower, Holdings II, each of the Pledgors party thereto, and Deutsche Bank AG New York Branch, as Collateral Agent.

10.4	Security Agreement dated as of November 15, 2013, among the Borrower, Holdings II, each of the Assignors party thereto, and Deutsche Bank AG New York Branch, as Collateral Agent.

99.1	Press Release, dated November 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)

Date: November 15, 2013	By:	/s/ Daniel Gallagher
Daniel Gallagher
Chief Financial Officer

EXHIBIT INDEX

Item	Description

10.1	Credit Agreement, dated as of November 15, 2013, among Town Sports International, LLC, TSI Holdings II, LLC, the lenders party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and Keybank National Association, as Syndication Agent.

10.2	Subsidiaries Guaranty, dated as of November 15, 2013, among each of the Guarantors party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent.

10.3	Pledge Agreement dated as of November 15, 2013, among the Borrower, Holdings II, each of the Pledgors party thereto, and Deutsche Bank AG New York Branch, as Collateral Agent.

10.4	Security Agreement dated as of November 15, 2013, among the Borrower, Holdings II, each of the Assignors party thereto, and Deutsche Bank AG New York Branch, as Collateral Agent.

99.1	Press Release, dated November 15, 2013